Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO: Iris Biotechnologies Inc.

As independent registered certified public accountants, we hereby consent to the inclusion in Amendment No. 1 to this Registration Statement on Form SB-2, of our report dated April 3, 2007 relating to the financial statements of Iris Biotechnologies Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
June 19, 2007